UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2024

AVENIR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	90-1504639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5805 Sepulveda Blvd., Suite 500
Sherman Oaks, California	91411
(Address of principal executive offices)	(Zip Code)

 (424) 273-8675

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2024, Avenir Wellness Solutions, Inc. (the “Company”) entered into that certain Securities Purchase Agreement (“the Securities Purchase Agreement”) with 1800 Diagonal Lending LLC (“Diagonal Lending” and, together with the Company, the “Parties”), pursuant to which the Company agreed to issue and sell to Diagonal Lending, in a private placement, bridge notes in the principal amounts of (i) $49,450 including an original issue discount of $6,450 (“Note A”) and (ii) $72,450 including an original issue discount of $9,450 (“Note B”) (such bridge notes, collectively, the “Notes”), and additional tranches of up to $350,000 in the aggregate, subject to further agreement between Diagonal Lending and the Company. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Notes.

Note A shall be payable in four installments and Note B shall be payable in ten installments as set forth specifically within each Note. Pursuant to the Notes, after the occurrence of an Event of Default, the outstanding and unpaid portion of each Note is convertible into the Company’s Class A common stock, par value $0.001 par value per share (“Common Stock”) at a conversion price (“Conversion Price”) calculated by multiplying 70% of the lowest Trading Price for the Common Stock during the ten-day Trading Period ending on the latest complete trading day prior to the Conversion Date. The Conversion Price is subject to equitable adjustments for stock splits, stock dividends, or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions, and similar events. The number of shares of Common Stock to be issued upon each conversion of the Note is determined by dividing the outstanding amount owed on the Note by the Conversion Price.

Each Note shall have a one-time interest charge of 15% on Note A and 14% on Note B applied on the issuance date to the respective principal amount of each Note. Any amount of principal or interest on each Note which is not paid when due shall bear an interest rate of 22% per annum from the due date thereof until such principal or interest is paid.  The Company has the right to repay each Note in full at any time with no prepayment penalty.

The Securities Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the Parties, as well as customary indemnification provisions.

The foregoing is only a brief description of the material terms of the Securities Purchase Agreement and the applicable Note and does not purport to be a complete description of the rights and obligations of the Parties. The foregoing descriptions are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the Form of Note, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of June 28, 2024, by and between the Company and the investor.
10.2	Form of Note dated as of June 28, 2024, issued by the Company to the investor.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENIR WELLNESS SOLUTIONS, INC.

Date: July 5, 2024	By:	/s/ Joel Bennett
	Name:	Joel Bennett
	Title:	Chief Financial Officer

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